Exhibit 10.32.1

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT dated this 16th day of September, 2003, by and between Path 1 Network Technologies Inc., a Delaware corporation (herein referred to as the “Company”) and THE DEL MAR CONSULTING GROUP, INC., a California corporation (herein referred to as the “Consultant”), WITHESSETH:

WHEREAS, Company and Consultant entered into a CONSULTING AGREEMENT dated August 1, 2003 (the “Agreement”), a copy of which is attached hereto; and

WHEREAS, Company and Consultant desire to amend that Agreement in certain respects.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

In section 4 of the Agreement, “Remuneration”, the first paragraph shall be amended as follows:

4. Remuneration. For performance under this agreement, Company will pay Consultant 25,000 shares of Common Stock of Company. These shares shall be delivered to Consultant at the time of the signing of this Amendment. Such shares are being issued to Consultant as a private placement of stock, subject to customary resale restrictions as provided under federal laws. Consultant represents that it is acquiring the shares for its own account for investment, and not with a view to or for the purpose of any distribution of such shares that would violate the Securities Act. Company shall register such shares for resale with its next resale registration statement filed on SEC Form S-3, to be no later than October 31, 2003. In addition, Company shall pay a cash retainer payable in ten equal monthly payments of $30,812.50 month. The first monthly payment shall be due and payable on September 1, 2003 and each following monthly payment payable in full on the first day of the respective month.

Except as specifically modified herein, the terms and conditions in the original Consulting Agreement dated August 1, 2003 entered into by and between the Company and the Consultant shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the day and year first above written.

AGREED:

Company:

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/s/ JOHN ZAVOLI
Name: John Zavoli
Title: CFO

Date: September 16, 2003

Consultant:

THE DEL MAR CONSULTING GROUP, INC.

By:	/s/ ROBERT B. PRAG
Name: Robert B. Prag
Title: President and its Duly Authorized Agent

Date: September 16, 2003